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Exhibit 3.13

CERTIFICATE OF FORMATION

OF MARSHALL METALS, (NEWCO) LLC

        1.     The name of the limited liability company is Marshall Metals, (Newco) LLC.

        2.     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        3.     The term of existence of the LLC shall be until December 31, 2050.

        IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Marshall Metals, (Newco) LLC this 20th day of January, 1999.

By:	/s/ ANDREA LODAHL HENNEMAN Name: Andrea Lodahl Henneman Title: Authorized Person

CERTIFICATE OF AMENDMENT

OF MARSHALL METALS, (NEWCO) LLC

        1.     The name of the limited liability company is Marshall Metals, (Newco) LLC.

        2.     The Certificate of Formation of the limited liability company is hereby amended by adding the following paragraph:

  "4. The membership interests of the limited liability company are, and shall be deemed, "securities" for purposes of the Uniform Commercial Code."

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Marshall Metals, (Newco) LLC this 10th day of February, 1999.

By:	/s/ ANDREA LODAHL HENNEMAN Name: Andrea Lodahl Henneman Title: Authorized Person

CERTIFICATE OF MERGER

MERGING

MARSHALL METALS, INC.
(a New Jersey corporation)

WITH AND INTO

MARSHALL METALS, (NEWCO) LLC
(a Delaware limited liability company)

        Pursuant to the provisions of Section 14A:10-14 of the New Jersey Business Corporation Act (the "NJBCA") and Section 18-209 of the Delaware Limited Liability Company Act (the "DLLCA"), Marshall Metals, (Newco) LLC, a limited liability company organized and existing under the laws of the State of Delaware ("Newco"), hereby certifies as follows:

        FIRST: The names and states of organization and domicile of each of the constituent entities (the "Constituent Entities") of the merger (the "Merger") are as follows:

Name	State of Organization and Domicile
MARSHALL METALS, INC.	New Jersey
MARSHALL METALS, (NEWCO) LLC	Delaware

        SECOND: An agreement of merger, dated May 13, 1999, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Entities in accordance with Section 14A:10-14 of the NJBCA and Section 18-209 of the DLLCA.

        THIRD: The certificate of formation of Marshall Metals, (Newco) LLC shall be the certificate of formation of the surviving entity (the "Surviving Entity") with the name changing to: "Marshall Metals, LLC".

        FOURTH: The Merger shall be effective at 11:58 p.m., Delaware time, on May 13, 1999 (the "Effective Time").

        FIFTH: The executed agreement of merger is on file at the principal place of business of the Surviving Entity located at 29 Dumont Road, Far Hills, NJ 07931.

        SIXTH: A copy of the agreement of merger will be furnished by the Surviving Entity, on request and without cost, to any member or stockholder of any Constituent Entity.

        IN WITNESS WHEREOF, Marshall Metals, (Newco) LLC has caused this Certificate of Merger to be executed by an authorized person, this 13th day of May, 1999.

MARSHALL METALS, (NEWCO) LLC
By:	/s/ PHILLIP R. BENNETT Name: Phillip R. Bennett Title: Authorized Person

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  Exhibit 3.13